Exhibit 99.7

JOINDER AGREEMENT

September 6, 2018

Viva Soma, LP, a Delaware limited partnership, Viva Soma Lessee, Inc., a Delaware corporation,  PC Festivus, LLC, a Delaware limited liability company, and  PC Festivus Lessee, LLC, a Delaware limited liability company (collectively, the “Joining Party”), is executing and delivering this Joinder Agreement (this “Joinder”) to the Purchase and Sale Agreement dated as of August 20, 2018 (as amended, modified, or supplemented from time to time, the “Purchase Agreement”), by and among Pebblebrook Hotel Trust, a Maryland real estate investment trust (“Facilitator”), and Saddletree Capital Partners LLC, a Delaware limited liability company (“Purchaser”).  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

By executing and delivering this Joinder, the Joining Party hereby (a) agrees that it shall be deemed a party to and bound by the terms and conditions of the Purchase Agreement, (b) agrees that it shall comply with the terms and conditions of and perform the obligations of the Hotel Owners set forth in the Purchase Agreement, (c) confirms the Express Representations made on its behalf by Facilitator, and (d) agrees to use its commercially reasonable efforts, from and after the date hereof, to cause the transactions contemplated by the Purchase Agreement to be consummated.

Notwithstanding anything to the contrary contained in this Joinder or in the Purchase Agreement, in the event that the Merger Agreement is terminated in accordance with its terms, this Joinder shall automatically terminate and be of no further force or effect and the Joining Party shall have no further obligations under the Purchase Agreement.

This Joinder shall be governed by, and construed in accordance with the Laws of the State of New York, without regard to principles of conflicts of laws thereof.

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Accordingly, the undersigned has executed and delivered this Joinder as of the date first written above.

JOINING PARTY

VIVA SOMA, LP,
a Delaware limited partnership

By:	VIVA SOMA, LLC,
its general partner

By:	LaSalle Hotel Operating Partnership, L.P.,
its managing member

By:	LaSalle Hotel Properties,
its general partner

By:	/s/ Kenneth G. Fuller
	Name:	Kenneth G. Fuller
	Title:	Chief Financial Officer

VIVA SOMA LESSEE, INC.,
a Delaware corporation

By:	/s/ Kenneth G. Fuller
	Name:	Kenneth G. Fuller
	Title:	Chief Financial Officer

PC FESTIVUS, LLC,
a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P.,
its managing member

By:	LaSalle Hotel Properties,
its general partner

By:	/s/ Kenneth G. Fuller
	Name:	Kenneth G. Fuller
	Title:	Chief Financial Officer

PC FESTIVUS LESSEE, LLC,
a Delaware limited liability company

By:	LaSalle Hotel Lessee, Inc.,
its sole member

By:	/s/ Kenneth G. Fuller
	Name:	Kenneth G. Fuller
	Title:	Chief Financial Officer